Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No.(333-171818) on Form S-8 of VIASPACE Green Energy Inc. (the “Company”) of our report dated March 30, 2012 relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of VIASPACE Green Energy Inc. for the year ended December 31, 2011.

/s/ Hein & Associates LLP

Hein & Associates LLP
Irvine, California
March 30, 2012